Exhibit 24.1

Directors of Touchmark Bancshares, Inc.

Annual Report on Form 10-K

Power of Attorney

We, the undersigned directors of Touchmark Bancshares, Inc., hereby severally constitute and appoint Pin Pin Chau our true and lawful attorney-in-fact and agent, in each of our names, place and stead, in any and all capacities, to execute and sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Exchange Act of 1934, as amended, by Touchmark Bancshares, Inc. and, further, to execute and sign any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting, unto said attorney-in-fact and agent, full power and authority to do and perform, each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ J. J. SHAH	Chairman of the Board and Director	March 30, 2012
J.J. Shah

/s/ BOBBY G. WILLIAMS	Vice Chairman of the Board and Director	March 30, 2012
Bobby G. Williams

/s/ VIVIAN A. WONG	Vice Chairman of the Board and Director	March 30, 2012
Vivian A. Wong

/s/ WILLIAM D. CROSBY	Director	March 30, 2012
William D. Crosby

/s/ HOWARD R. GREENFIELD	Director	March 30, 2012
Howard R. Greenfield

/s/ YULING R. HAYTER	Director	March 30, 2012
Yuling R. Hayter

/s/ SUDHIRKUMAR C. PATEL	Director	March 30, 2012
Sudhirkumar C. Patel

/s/ MUKUND C. RAJA	Director	March 30, 2012
Mukund C. Raja

/s/ HASMUKH P. RAMA	Director	March 30, 2012
Hasmukh P. Rama

/s/ MEENA J. SHAH	Director	March 30, 2012
Meena J. Shah